COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited) September 30, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,983,141
Accounts receivable	3,599,075
Inventories	—
Prepaid expenses	10,262

Total current assets	6,592,478

PROPERTY AND EQUIPMENT, net	148,443

COMPUTER SOFTWARE COSTS, net	721,873

OTHER ASSETS	500

$7,463,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,108,610
Deferred revenue	1,486,769
Customer deposits	367,551
Deferred tax liability	197,099
Taxes payable	231,542

Total current liabilities	3,391,571

STOCKHOLDERS’ EQUITY
Common stock - $1 par value; 100,000 shares authorized; 80,000 shares issued and outstanding	80,000
Retained earnings	3,728,575
Stock option compensation	263,148

4,071,723

$7,463,294

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)	(Unaudited)
	For the Nine Months Ended September 30,
	2004	2003
NET SALES AND SERVICE REVENUE	$17,778,405	$16,311,295

COST OF SALES	10,377,212	9,473,841

Gross profit	7,401,193	6,837,454

OPERATING EXPENSES
Selling, general and administrative expenses	5,065,781	4,460,786
Depreciation and amortization	405,141	346,511

Total operating expenses	5,470,922	4,807,297

Operating income	1,930,271	2,030,157

OTHER INCOME (EXPENSE)
Interest income	10,667	2,891
Loss on disposal of property and equipment	—	—
Other	—	—

Net other income (expense)	10,667	2,891

Income before income taxes	1,940,938	2,033,048

INCOME TAX PROVISION (BENEFIT)
Current	738,572	847,500
Deferred	22,702	(122,773)

	761,274	724,727

Net income	$1,179,664	$1,308,321

BASIC EARNINGS PER SHARE	$14.75	$16.35

DILUTED EARNINGS PER SHARE	$13.29	$14.79

WEIGHTED AVERAGE SHARES OUTSTANDING - Basic	80,000	80,000

WEIGHTED AVERAGE SHARES OUTSTANDING - Diluted	88,778	88,444

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)	(Unaudited)
	For the Nine Months Ended September 30,
	2004	2003
OPERATING ACTIVITIES
Net income	$1,179,664	$1,308,321
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	405,141	346,511
Stock option compensation	14,467	14,467
Deferred income taxes	22,702	(122,773)
Loss on disposal of fixed assets	—	—
Changes in deferred and accrued amounts
Decrease (increase) in accounts receivable	(1,782,237)	(1,081,260)
Decrease (increase) in inventories	—	(1,660)
Decrease (increase) in prepaid expenses	(10,262)	—
(Decrease) increase in accounts payable	971,661	145,920
Increase in accrued compensation	—	425,000
Increase in deferred revenue	752,888	179,802
Increase (decrease) in customer deposits	149,324	93,477
(Decrease) increase in taxes payable	33,054	273,899

Net cash provided by operating activities	1,736,402	1,581,704

INVESTING ACTIVITIES
Purchase of property and equipment	(89,100)	(49,663)
Capitalization of computer software	(419,885)	(344,442)

Net cash used for investing activities	(508,985)	(394,105)

Net increase (decrease) in cash and cash equivalents	1,227,417	1,187,599

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,755,724	330,356

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,983,141	$1,517,955

SUPPLEMENTAL INFORMATION
Interest paid	$—	$—

Income taxes paid	$705,518	$573,601

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

See Report on Consolidated Financial Statements of Computer Software Innovations, Inc. and Subsidiary (the “Company”) for the years ended December 31, 2003, 2002 and 2001.

NOTE 2 – EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding during the period. Potential common shares of the nine months ended September 30, 2004 and 2003 were 8,778 and 8,444, respectively.

NOTE 3 – SUBSEQUENT EVENT

On January 31, 2005, CSI acquired 77% of the common stock or 13,950,000 shares of VerticalBuyer, Inc. (VBYR) for $417,000 and VBYR is now a subsidiary of the Company. The purchase of these shares was made in anticipation of a merger, whereby CSI would merge into VBYR. Immediately after the purchase of the shares, the existing officers and directors of VBYR resigned and three new directors were appointed. The current officers of CSI were elected as the new officers of VBYR. Additionally, the Board of Directors of VBYR also approved a 40 to 1 reverse stock split in order to facilitate the potential merger with CSI. The potential merger is contingent upon raising additional capital and the Company is currently in negotiations with a potential investor.

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